PROMISSORY NOTE

$1,500,000 USD                                               Due: April 15, 2001

FOR VALUE RECEIVED, the undersigned, Chell Group Corporation, a New York corporation (the "Maker"), hereby promises to pay to the order of Naveen Chanana and any of his assignees or successors (the "Payee"), the principal amount of ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 UNITED STATES DOLLARS ($1,500,000.00 USD), (the "principal") together with interest computed thereon at the rate hereinafter provided. All payments under this Promissory Note (the "Note") shall be payable at:

                               Mr. Naveen Chanana
                               1602 Lockness Place
                               Torrance, CA
                               90501

or such other address as is designated by Payee from time to time.

1. Payment and Interest. The outstanding principal amount of this Note shall bear interest as it accrues commencing on the date of receipt of the principal amount and continuing until the due date or the date of repayment in full at the rate of two percent (2%) per month (computed on the basis of a 30-day month). Interest shall not be compounded. Unless otherwise accelerated by the Payee as provided herein, the entire principal balance and all accrued unpaid interest shall be due and payable on the due date. The Payee shall also issue to the Maker, upon receipt of the principal, twenty-two thousand five hundred (22,500) shares of common stock of the Maker and shall ensure that a registration statement with respect to such shares is filed on or prior to February 15, 2001.

2. Security. The repayment of this Note is to be secured by a Share Pledge Agreement of even date herewith, executed by Chell.com Ltd. for the benefit of Payee (the "Security Agreement") securing a pledge over 500,000 common shares of Chell.com Ltd. in the Maker. The escrow agent with respect to the Security Agreement shall be Morrison Brown Sosnovitch LLP, One Toronto Street, Toronto, Ontario, Canada.

3. Prepayment. This Note may be prepaid in whole or in part from time to time, without premium or penalty ("Optional Prepayment"). Any such Optional Prepayment shall be applied first to accrued, but unpaid, interest hereon with the remainder of any such Optional Prepayment being applied to the reduction of principal due under this Note. Upon payment in full, this Note shall be canceled and returned to Maker.

4. Event of Default. The occurrence of any one of the following shall be an event of default under this Note (an "Event of Default"):

            (a) Any principal, interest or other amount of money due under this
            Note is not paid in full when due, regardless of how such amount may have become due;

            (b) Maker shall fail to perform, observe or comply with any material covenant, agreement or term contained in this Note or the Security Agreement;

            (c) A sale or transfer of all or substantially all the assets or a majority of the outstanding stock of Maker;

            (d) A transfer or a series of related transfers which would have the effect of transferring to any transferee or group of persons beneficial ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of an amount of equity of Maker, exceeding, in the aggregate (a) fifty percent (50%) of the voting power of the then outstanding equity of Maker, or (b) any percentage of the voting power of the equity of Maker then outstanding if, in the case of clause (b) after giving effect thereto, the proposed transferee or group shall directly or indirectly have beneficial ownership, directly or indirectly, of fifty percent (50%) or more of the voting power of all of the then outstanding equity of the Maker;

            (e) Upon the members of the board of directors of Maker as of the date hereof no longer constituting a majority of the board of directors of Maker;

            (f) Any representation, warranty or certification made by Maker in this Note or the Security Agreement or in any certificate, report, notice or financial statement furnished at any time in connection with this Note shall be false, misleading, or erroneous in any material adverse respect when made or deemed to have been made;

            (g) Maker shall admit in writing its inability to pay its debts as such debts become due;

            (h) Maker shall fail to discharge within a period of forty-five (45) days after the commencement thereof of any unstayed attachment, sequestration, forfeiture, or similar proceeding or proceedings involving an aggregate amount in excess of Ten Thousand Dollars ($50,000.00) against any of its properties;

            (i) A final judgment or judgments for the payment of money in excess of Fifty Thousand Dollars ($50,000.00) in the aggregate shall be rendered by a court or courts against the Maker and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within forty-five (45) days from the date of


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

            entry thereof and the Maker shall not, within said period of forty-five (45) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

            (j) This Note or the Security Agreement shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Maker or any of its respective stockholders or the Maker shall deny that it has any further liability or obligation under this Note or the Security Agreement;

            (k) Maker shall commence a voluntary case or other proceedings seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking an appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any relief or to the appointment or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action authorizing the foregoing;

            (l) an involuntary case or other proceeding, shall be commenced against Maker seeking liquidation, reorganization or other relief with respect to it or its debts under bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of forty-five (45) days; or

            (m) an order for relief shall be entered against Maker under the federal bankruptcy laws as now or hereinafter in effect.

5. Remedies. Upon occurrence of any Event of Default specified in subparagraphs 4 (c), (d), (e), (h), (i), (j), (k), (l) or (m) above, the entire principal amount due under this Note and all interest then accrued thereon, and any other liabilities of Maker hereunder, shall become immediately due and payable all without notice and without presentment, demand, protest, notice of protest or dishonor, notice of acceleration or any other notice of an Event of Default of any kind, all of which are hereby expressly waived by Maker. Upon the occurrence of any other Event of Default hereunder, Maker shall have five (5) days in the case of subparagraph 4(a) and fifteen (15) days otherwise from the date of such Event of Default to cure such Event of Default or repay all principal and interest due under this Note. In no event shall any cure period extend the due date of this Note. If such Event of Default is not timely cured, the holder hereof shall have the right to declare the entire outstanding principal balance hereof and all accrued but unpaid interest on this Note at once due and payable (and upon such


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

declaration, the same shall be at once due and payable) without presentment or demand for payment and to exercise any of its other right, power, and remedies under this Note or at law or in equity.

6. Waivers. Except as provided for herein, the Maker and each surety, guarantor, endorser, or any party ever liable for payment of any sum of money payable on this Note does hereby severally waive demand, grace, presentment for payment, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest, and diligence in collecting sums due hereunder and in bringing suit against any party hereto. The Maker and each surety, guarantor, endorser, or any other party ever liable for payment of any sum of money payable on this Note further agrees (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for the holder hereof, in order to enforce payment of this Note, to first institute or exhaust such holder's remedy against the Maker or any other party liable therefor or against any security for this Note. No delay or omission on the part of the Payee in exercising any power or right under this Note shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude further exercise of that power or right.

7. Maximum Rate. All agreements between the Maker and the holder hereof, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, shall the amount paid, or agreed to be paid, to the holder hereof for the use, forbearance, or detention of the funds advanced pursuant to this Note, or otherwise, or for the payment or performance of any covenant or obligation contained herein or any other document or instrument evidencing, securing, or pertaining to this Note, exceed the maximum amount permissible under applicable law (the "Maximum Rate"). If, from any circumstances whatsoever, fulfillment of any provision hereof or of any other document or instrument exceeds the Maximum Rate, then the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the holder hereof shall ever receive anything of value deemed interest by applicable law which would exceed interest at the highest lawful rate, such amount would be excessive interest, and would be applied to the unpaid principal balance of this Note, or on account of any other principal indebtedness of the Maker to the holder hereof, and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of this Note and such other indebtedness, such excess shall be refunded to the Maker. All sums paid, or agreed to be paid, by the Maker for the use, forbearance, or detention of the indebtedness of the Maker to the holder of this Note shall, to the extent permitted by applicable law, be amortized, pro-rated, allocated, and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between the Maker and the holder hereof.


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

8. Costs and Fees. If there is an Event of Default under this Note, or if this
Note is placed in the hands of an attorney or agency for collection, regardless of whether or not suit is filed, or if this Note is collected by suit or legal process, including, but not limited to, through the probate court or bankruptcy proceedings, Maker agrees to pay all costs of enforcement and collection of this Note, including reasonable attorney's fees and court costs in addition to other amounts due. Additionally, Maker agrees to pay all reasonable attorney's fees and expenses of Payee and his affiliates incurred in connection with the negotiation and preparation of this Note and the Security Agreement and any filings to perfect Payee's security interest under the Security Agreement immediately upon request thereof by Payee.

9. Severability. If any provision of this Note is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, Maker and Payee shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all of the remaining provisions of this Note shall remain in full force and effect.

10. Binding Effect and Assignment. This Note shall be binding upon and inure to the benefit of Maker and Payee and their respective permitted successors and assigns; but neither this Note nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by Maker or Payee without the prior written consent of the other party, which consent shall not unreasonably be withheld. Nothing in this Note, express or implied, is intended to confer upon any person or entity other than the Maker and the Payee and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

11. Section Captions. Section captions in this Note are for convenience of reference only, and shall not affect the construction of this Note.

12. Notices. Any notice hereunder shall be in writing, and if given by hand delivery, telegram, telefax, or telex, shall be deemed to have been given when sent and, if mailed, shall be deemed to have been given three (3) days after the date when sent, if sent by registered or certified mail, postage prepaid, and addressed as follows (or such other address for which all parties listed below have been notified):

                  If to Maker:      Chell Group Corporation
                                    14 Meteor Drive
                                    Toronto, Ontario, Canada
                                    M9W 1A4
                                    Attn: Don Pagnutti, CFO
                                    Fax: 416-675-8838

                  If to Payee:      Mr. Naveen Chanana
                                    1602 Lockness Place
                                    Torrance, CA
                                    Fax- 310-534-3096 or 310-534-7926


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

13. Governing Law. This Note shall be governed and construed in accordance with the laws of the State of New York.

14. No Oral Agreements. This Note and the Security Agreement represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

IN WITNESS WHEREOF, the Maker duly executed and delivered this Note as of the date first written above.

                             MAKER:

                             Chell Group Corporation


                             By: /s/ Don Pagnutti
                                 -----------------------------------------------
                             Name: Don Pagnutti
                                   ---------------------------------------------
                             Title: Vice President Finance & CFO
                                    --------------------------------------------


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